UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       January 30, 2008 (January 24, 2008)

Verso Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 24, 2008, Verso Technologies, Inc. (“Verso”) and Verso Verilink, LLC, a wholly-owned subsidiary of the Company (“Verso Verilink” and, together with Verso, the “Company”),entered into a Patent Purchase Agreement, effective as of January 23, 2008 (the “Patent Agreement”), with Vrs. Systems Mgmt. Limited Liability Company (“Vrs. Systems”), pursuant to which the Company has agreed to sell to Vrs. Systems certain patents and patent applications which are not necessary for the operation of the Company’s business (the “Patents”) for a gross purchase price of $900,000.  The sale of the Patents is subject to Verso obtaining the consent of its lenders and the satisfaction or waiver of certain other customary conditions.  Pursuant to the Patent Agreement, Vrs. Systems shall grant to Verso and its subsidiaries upon the closing of the sale a fully paid, non-exclusive, license to use the Patents in the manufacture and sale of their products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated:  January 30, 2008